Exhibit 10.2

FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (the “Amendment”) is made and entered into effective as of November 11, 2021, by and between Hurco Companies, Inc., an Indiana corporation (the “Company”), and Gregory Volovic (“Executive”).

Recitals

A.The Company and Executive are parties to an Employment Agreement entered into effective as of March 15, 2012 (the “Agreement”).
B.The Company and Executive now desire to amend the Agreement as set forth in this Amendment to reflect a change in Executive's role with the Company.

Amendment

NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree as follows:

1.Section 3 of the Agreement, Position and Responsibilities, is amended to add the following underlined language:  "During the Term, Executive agrees to serve as Chief Executive Officer or in such other position as the Company may designate from time to time, including but not limited to the designated position of Chief Executive Officer which Executive assumed effective March 12, 2021. In any such capacity, the Executive shall have such duties, authorities and responsibilities as are commensurate with such position and/or such additional or different duties and responsibilities as the Company may designate from time to time."
2. Section 7.4 of the Agreement, Termination by the Company Without Cause, is amended to revise the Severance Period from nine (9) months to twelve (12) months, with all remaining provisions of Section 7.4 remaining in effect unchanged.
3. Section 7.7 of the Agreement, Qualifying Termination in Connection with a Change in Control, is amended to revise the Enhanced Severance Period from eighteen (18) months to twenty-four (24) months, with all remaining provisions of Section 7.7 remaining in effect unchanged.

IN WITNESS WHEREOF, Executive and the Company have executed this First Amendment, intending it to be effective as of the date noted above.

HURCO COMPANIES, INC.EXECUTIVE

By: /s/ Jonathon D. Wright______________/s/ Gregory Volovic______________

Name: Jonathon D. WrightGregory Volovic

Title: General Counsel